EXHIBIT 99.1

For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2013 Fourth Quarter Results and Certain Non-Cash Charges

MILWAUKEE (September 12, 2013)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2013 fourth quarter ended July 31, 2013.
Effective May 1, 2013, the Company changed its reporting structure from geographically-based to an organization structured around three global business platforms: Identification Solutions, Workplace Safety and Die-Cut. The Identification Solutions business focuses on identification solutions for a broad range of applications including wire identification, product identification, safety and facility identification, people identification and healthcare identification. The Workplace Safety business focuses on workplace safety and compliance products, and is expanding its multi-channel direct-marketing model with an increased focus on e-business. The Die-Cut business continues to provide precision solutions primarily to the global electronics industry. In May 2013, the Company announced plans to sell its Die-Cut business. Accordingly, the Company has recast its prior-period financial statements to report the financial results of the Die-Cut business on a line item as discontinued operations in the accompanying consolidated statements of income.

Quarter Ended July 31, 2013 Financial Results:
Sales from continuing operations for the fiscal 2013 fourth quarter ended July 31, 2013 were up 14.9 percent to $309.1 million compared to $269.1 million in the fourth quarter of fiscal 2012. Organic sales were down 2.3 percent, the acquisition of Precision Dynamics Corporation (“PDC”) added 16.9 percent to sales, and the impact of foreign currency translation increased sales by 0.3 percent. By segment, organic sales were up 2.1 percent in Identification Solutions and down 8.6 percent in Workplace Safety.
During the quarter ended July 31, 2013, the Company recorded non-cash impairment charges of $204.4 million related to the write-down of certain long-lived assets in Asia, the write-down of goodwill of the Company's North American Workplace Safety business, and the write down of certain other intangible assets. During the quarter, the Company also recorded restructuring charges of $15.6 million and non-cash tax charges of $4.0 million related to the funding of the PDC acquisition and the recording of certain tax valuation allowances.
Net earnings (loss) from continuing operations for the fiscal 2013 fourth quarter ended July 31, 2013, were a loss of $(176.2) million compared to earnings of $20.9 million in the same quarter last year. Non-GAAP net earnings from continuing operations* for the fiscal fourth quarter ended July 31, 2013, was $27.9 million compared to $29.3 million in the same quarter last year.
Earnings (loss) from continuing operations per diluted Class A Nonvoting Common Share was $(3.41) for the fourth quarter of fiscal 2013 compared to $0.40 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.53 in the fourth quarter of fiscal 2013 and $0.56 per share in the same quarter of fiscal 2012.

Year Ended July 31, 2013 Financial Results:
Sales from continuing operations for the year ended July 31, 2013, were up 7.8 percent to $1.15 billion compared to $1.07 billion for the year ended July 31, 2012. Organic sales were down 2.6 percent; acquisitions increased sales by 11.3 percent; and the impact of foreign currency translation decreased sales by 0.9 percent. By segment, Identification Solutions' organic sales increased 0.3 percent and Workplace Safety's organic sales decreased 7.0 percent.
Earnings (loss) from continuing operations for the year ended July 31, 2013, was a loss of $(140.8) million compared to earnings of $102.5 million for the year ended July 31, 2012. Non-GAAP net earnings from continuing operations* was $99.9 million for the year ended July 31, 2013 compared to $112.2 million for the year ended July 31, 2012.
Earnings (loss) from continuing operations per diluted Class A Nonvoting Common Share were $(2.75) for the year ended July 31, 2013 compared to $1.94 for the year ended July 31, 2012. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* was $1.93 for the year-ended July 31, 2013, compared to $2.12 for the year-ended July 31, 2012.

Commentary and Guidance:
“Fiscal 2013 was a year of unprecedented change and transformation for Brady. In addition to reorganizing our businesses around global business platforms, we also engaged in a business simplification process that resulted in a structure that brings us closer to our customers and more effectively supports our growth,” said Brady's President and Chief Executive Officer, Frank M. Jaehnert. “In fiscal 2013, we also made significant changes in our portfolio of companies. We sold several smaller non-core businesses and announced that we are seeking a buyer for our Die-Cut business. At the same time, we completed the acquisition of PDC, which was the largest acquisition in Brady's nearly 100-year history. PDC is a leader in healthcare identification and gives Brady a strong entrance into the healthcare identification space.
“We are committed to returning to organic sales growth in fiscal 2014. Our Identification Solutions business will continue to focus on industries such as healthcare, food and beverage, chemical, oil and gas, and aerospace and mass transit, as well as expanding into faster-growing geographies such as Central Europe, the Middle East, Africa and selected markets in Asia. We are accelerating investment in our Workplace Safety business to improve organic sales and profit by building a scalable multi-channel model that all of our global Workplace Safety businesses will use. This accelerated investment will be evident in our fiscal 2014 financial results and is included in our guidance for next year.”
Brady's Chief Financial Officer, Thomas J. Felmer said, “Brady remains financially very strong. Cash provided by operating activities was $143.5 million during the year ended July 31, 2013, which is in line with the prior year and our debt balance is lower today than it was prior to the purchase of PDC.

“As we look ahead to fiscal 2014, we anticipate organic sales to range from a slight contraction to low single-digit growth, with organic sales strongest in our Identification Solutions business. We expect organic sales to be down in the first half of the year and return to positive organic sales in the second half of fiscal 2014 as our initiatives to improve our Workplace Safety business begin to produce results. For fiscal 2014, we expect earnings from continuing operations per diluted Class A Nonvoting Common Share of between $1.80 and $2.00, exclusive of restructuring charges. Included in this guidance are approximately $0.08 of benefits from the acquisition of PDC, $0.40 of benefits from business simplification activities, an incremental $(0.20) of investments into our Workplace Safety business, and $(0.25) of incremental expenses due to more normalized incentive compensation. This guidance is based on current exchange rates, a full-year income tax rate in the mid-to-upper 20 percent range, capital expenditures of approximately $40 million, and depreciation and amortization of approximately $50 million. We also anticipate approximately $30 million of restructuring charges in fiscal 2014, which will result in approximately $10 million of annualized operational savings beginning in fiscal 2015.”

A webcast regarding Brady's fiscal 2013 fourth quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady's products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2013, employed approximately 7,400 people in its worldwide businesses. Brady's fiscal 2013 sales were approximately $1.15 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for non-GAAP measures.

###
Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady's ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady's substantial intangible assets; Brady's ability to retain significant contracts and customers; risks associated with international operations; Brady's ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady's ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady's Form 10-K for the year ended July 31, 2012. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Three months ended July 31,		Twelve Months Ended July 31,
	2013	2012	2013	2012
Net sales	$309,097	$269,089	$1,152,109	$1,068,688
Cost of products sold	152,086	121,636	546,029	479,118
Gross margin	157,011	147,453	606,080	589,570
Operating expenses:
Research and development	9,390	8,996	33,552	34,528
Selling, general and administrative	106,938	100,283	427,661	392,526
Restructuring charges	15,573	4,107	26,046	6,084
Impairment charges	204,448	—	204,448	—
Total operating expenses	336,349	113,386	691,707	433,138

Operating (loss) income	(179,338)	34,067	(85,627)	156,432

Other income and (expense):
Investment and other income	1,095	362	3,522	2,082
Interest expense	(3,886)	(4,375)	(16,641)	(19,090)

(Loss) earnings from continuing operations before income taxes	(182,129)	30,054	(98,746)	139,424

Income tax (benefit) expense	(5,895)	9,185	42,070	36,953

(Loss) earnings from continuing operations	$(176,234)	$20,869	$(140,816)	$102,471

(Loss) from discontinued operations, net of income taxes	(1,037)	(9,210)	(13,719)	(120,382)

Net (loss) earnings	$(177,271)	$11,659	$(154,535)	$(17,911)

(Loss) earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$(3.41)	$0.40	$(2.75)	$1.95
Diluted	$(3.41)	$0.40	$(2.75)	$1.94

(Loss) earnings from continuing operations per Class B Voting Common Share:
Basic	$(3.41)	$0.40	$(2.76)	$1.93
Diluted	$(3.41)	$0.40	$(2.76)	$1.92

(Loss) from discontinued operations per Class A Nonvoting Common Share:
Basic	$(0.02)	$(0.18)	$(0.27)	$(2.3)
Diluted	$(0.02)	$(0.18)	$(0.27)	$(2.29)

(Loss) from discontinued operations per Class B Voting Common Share:
Basic	$(0.02)	$(0.18)	$(0.27)	$(2.29)
Diluted	$(0.02)	$(0.18)	$(0.27)	$(2.28)

(Loss) earnings per Class A Nonvoting Common Share:
Basic	$(3.43)	$0.22	$(3.02)	$(0.35)
Diluted	$(3.43)	$0.22	$(3.02)	$(0.35)
Dividends	$0.19	$0.185	$0.76	$0.74

(Loss) earnings per Class B Voting Common Share:
Basic	$(3.43)	$0.22	$(3.03)	$(0.36)
Diluted	$(3.43)	$0.22	$(3.03)	$(0.36)
Dividends	$0.19	$0.185	$0.74	$0.72

Weighted average common shares outstanding (in thousands):
Basic	51,689	52,196	51,330	52,453
Diluted	51,689	52,448	51,330	52,821

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	July 31, 2013	July 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$91,058	$305,900
Accounts receivable—net	169,261	199,006
Inventories:
Finished products	64,544	64,740
Work-in-process	14,776	15,377
Raw materials and supplies	15,387	25,407
Total inventories	94,707	105,524
Assets held for sale	119,864	—
Prepaid expenses and other current assets	37,600	40,424
Total current assets	512,490	650,854
Other assets:
Goodwill	617,236	676,791
Other intangible assets	156,851	84,119
Deferred income taxes	8,623	45,356
Other	21,325	20,584
Property, plant and equipment:
Cost:
Land	7,861	8,651
Buildings and improvements	91,471	101,962
Machinery and equipment	266,787	292,130
Construction in progress	11,842	10,417
	377,961	413,160
Less accumulated depreciation	255,803	283,145
Property, plant and equipment—net	122,158	130,015
Total	$1,438,683	$1,607,719
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$50,613	$—
Accounts payable	82,519	86,646
Wages and amounts withheld from employees	42,413	54,629
Liabilities held for sale	34,583	—
Taxes, other than income taxes	8,243	9,307
Accrued income taxes	7,056	14,357
Other current liabilities	36,806	40,815
Current maturities on long-term debt	61,264	61,264
Total current liabilities	323,497	267,018
Long-term obligations, less current maturities	201,150	254,944
Other liabilities	83,239	76,404
Total liabilities	607,886	598,366
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,408,544 and 47,630,926 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	306,191	313,008
Earnings retained in the business	538,512	732,290
Treasury stock—2,626,276 and 3,245,561 shares, respectively of Class A nonvoting common stock, at cost	(69,797)	(92,600)
Accumulated other comprehensive income	56,063	59,411
Other	(720)	(3,304)
Total stockholders’ investment	830,797	1,009,353
Total	$1,438,683	$1,607,719

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	July 31, 2013	July 31, 2012
Operating activities:
Net loss	$(154,535)	$(17,911)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,725	43,987
Non-cash portion of restructuring charges	3,699	458
Non-cash portion of stock-based compensation expense	1,736	9,735
Impairment charge	204,448	115,688
Loss on write-down of assets held for sale	15,658	—
Loss (gain) on sales of businesses	3,138	204
Deferred income taxes	21,630	(9,679)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	1,535	18,089
Inventories	2,440	(7,674)
Prepaid expenses and other assets	5,036	(2,744)
Accounts payable and accrued liabilities	(2,285)	(29,370)
Income taxes	(7,722)	23,922
Net cash provided by operating activities	143,503	144,705

Investing activities:
Purchases of property, plant and equipment	(35,687)	(24,147)
Payments of contingent consideration	—	(2,580)
Settlement of net investment hedges	—	(797)
Acquisition of business, net of cash acquired	(301,157)	(37,649)
Sales of businesses, net of cash retained	10,178	856
Other	900	(287)
Net cash used in investing activities	(325,766)	(64,604)

Financing activities:
Payment of dividends	(39,243)	(38,899)
Proceeds from issuance of common stock	20,324	3,864
Purchase of treasury stock	(5,121)	(49,933)
Proceeds from borrowings on notes payable	220,000	—
Repayment of borrowings on notes payable	(181,000)	—
Proceeds from borrowings on line of credit	11,613	—
Principal payments on debt	(61,264)	(62,687)
Debt issuance costs	—	(961)
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	1,631	792
Net cash used in financing activities	(33,060)	(147,824)

Effect of exchange rate changes on cash	481	(16,348)

Net decrease in cash and cash equivalents	(214,842)	(84,071)
Cash and cash equivalents, beginning of period	305,900	389,971

Cash and cash equivalents, end of period	$91,058	$305,900

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$17,162	$19,194
Income taxes, net of refunds	34,030	35,292
Acquisitions:
Fair value of assets acquired, net of cash	$168,724	$23,792
Liabilities assumed	(37,747)	(8,987)
Goodwill	170,180	22,844
Net cash paid for acquisitions	$301,157	$37,649

EBITDA from Continuing Operations

Brady is presenting EBITDA from Continuing Operations because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA from Continuing Operations represents earnings from continuing operations before interest expense, income taxes, depreciation, amortization and impairment charges. EBITDA from Continuing Operations is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA from Continuing Operations calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA from Continuing Operations should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA from Continuing Operations measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA from Continuing Operations:
Earnings (loss) from continuing operations	$25,785	$(11,365)	$20,998	$(176,234)	$(140,816)
Interest expense	4,163	4,406	4,186	3,886	16,641
Income taxes	13,077	28,823	6,065	(5,895)	42,070
Depreciation and amortization	7,684	8,490	11,065	12,688	39,927
Intangible asset write-down in restructuring charges	—	—	3,207	—	3,207
Impairment charges	—	—	—	204,448	204,448
EBITDA from Continuing Operations (non-GAAP measure)	$50,709	$30,354	$45,521	$38,893	$165,477

	Fiscal 2012

	Q1	Q2	Q3	Q4	Total
EBITDA from Continuing Operations:
Earnings from continuing operations	$27,856	$26,436	$27,310	$20,869	$102,471
Interest expense	5,047	4,933	4,735	4,375	19,090
Income taxes	9,640	6,838	11,290	9,185	36,953
Depreciation and amortization	7,825	7,548	8,051	7,657	31,081
EBITDA from Continuing Operations (non-GAAP measure)	$50,368	$45,755	$51,386	$42,086	$189,595

EBITDA from Discontinued Operations

Brady is presenting EBITDA from Discontinued Operations because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA from Discontinued Operations represents earnings (loss) from discontinued operations before interest expense, income taxes, depreciation, amortization, and impairment charges. EBITDA from Discontinued Operations is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA from Discontinued Operations calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA from Discontinued Operations should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA from Discontinued Operations measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA from Discontinued Operations:
Earnings (loss) from discontinued operations	$1,403	$2,680	$(16,765)	$(1,037)	$(13,719)
Interest expense	—	—	—	—	—
Income taxes	404	1,802	1,530	1,478	5,214
Depreciation and amortization	2,991	2,881	2,926	—	8,798
Loss on write-down of assets held for sale	—	—	15,658	—	15,658
Impairment charges	—	—	—	—	—
EBITDA from Discontinued Operations (non-GAAP measure)	$4,798	$7,363	$3,349	$441	$15,951

	Fiscal 2012

	Q1	Q2	Q3	Q4	Total
EBITDA from Discontinued Operations:
Earnings (loss) from discontinued operations	$4,876	$(116,390)	342	(9,210)	$(120,382)
Interest expense	—	—	—	—	—
Income taxes	1,469	1,798	(1,615)	2,056	3,708
Depreciation and amortization	3,417	3,387	2,693	3,409	12,906
Impairment charges	—	115,688	—	—	115,688
EBITDA from Discontinued Operations (non-GAAP measure)	$9,762	$4,483	$1,420	$(3,745)	$11,920

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net earnings before interest expense, income taxes, depreciation, amortization and impairment charges. EBITDA is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net earnings (loss)	$27,188	$(8,685)	$4,233	$(177,271)	$(154,535)
Interest expense	4,163	4,406	4,186	3,886	16,641
Income taxes	13,481	30,625	7,595	(4,417)	47,284
Depreciation and amortization	10,675	11,371	13,991	12,688	48,725
Intangible asset write-down in restructuring charges	—	—	3,207	—	3,207
Loss on write-down of assets held for sale	—	—	15,658	—	15,658
Impairment charges	—	—	—	204,448	204,448
EBITDA (non-GAAP measure)	$55,507	$37,717	$48,870	$39,334	$181,428

	Fiscal 2012

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net earnings (loss)	$32,732	$(89,954)	$27,652	$11,659	$(17,911)
Interest expense	5,047	4,933	4,735	4,375	19,090
Income taxes	11,109	8,636	9,675	11,241	40,661
Depreciation and amortization	11,242	10,935	10,744	11,066	43,987
Impairment charge	—	115,688	—	—	115,688
EBITDA (non-GAAP measure)	$60,130	$50,238	$52,806	$38,341	$201,515

(Loss) Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "(Loss) Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of (Loss) Earnings from Continuing Operations Before Income Taxes to (Loss) Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
(Loss) Earnings from Continuing Operations Before Income Taxes (GAAP measure)	$(182,129)	$30,054	$(98,746)	$139,424
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	1,530	—
Selling, general and administrative:
PDC acquisition-related expenses	—	—	3,600	—
Reversal of restricted stock grant expense	(4,232)	—	(4,232)	—
Restructuring charges	15,573	4,107	26,046	6,084
Impairment charges	204,448	—	204,448	—
Non-cash income tax charges related to PDC funding and certain valuation allowances	—	—	—	—

(Loss) Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$33,660	$34,161	$132,646	$145,508

Income Taxes on Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Income Taxes on Continuing Operations (GAAP measure)	$(5,895)	$9,185	$42,070	$36,953
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	581	—
Selling, general and administrative:
PDC acquisition-related expenses	—	—	641	—
Reversal of restricted stock grant expense	(1,608)	—	(1,608)	—
Restructuring charges	4,337	1,314	7,157	2,014
Impairment charges	12,892	—	12,892	—
Non-cash income tax charges related to PDC funding and certain valuation allowances	(3,976)	(5,616)	(28,976)	(5,616)

Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$5,750	$4,883	$32,757	$33,351

Net (Loss) Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net (Loss) Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations to Net (Loss) Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Net (Loss) Earnings from Continuing Operations (GAAP measure)	$(176,234)	$20,869	$(140,816)	$102,471
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	949	—
Selling, general and administrative:
PDC acquisition-related expenses	—	—	2,959	—
Reversal of restricted stock grant expense	(2,624)	—	(2,624)	—
Restructuring charges	11,236	2,793	18,889	4,070
Impairment charges	191,556	—	191,556	—
Non-cash income tax charges related to PDC funding and certain valuation allowances	3,976	5,616	28,976	5,616

Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$27,910	$29,278	$99,889	$112,157

Net Earnings from Continuing Operations Per Diluted Class A Diluted Nonvoting Common Share Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2013	2012	2013	2012
Net (Loss) Earnings from Continuing Operations Per Class A Diluted Nonvoting Share (GAAP measure)	$(3.41)	$0.40	$(2.75)	$1.94
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	0.02	—
Selling, general and administrative:	—	—	—	—
PDC acquisition-related expenses	—	—	0.06	—
Reversal of restricted stock grant expense	(0.05)	—	(0.05)	—
Restructuring charges	0.22	0.05	0.37	0.08
Impairment charges	3.71	—	3.71	—
Non-cash income tax charges related to PDC funding and certain valuation allowances	0.08	0.11	0.56	0.11

Net Earnings from Continuing Operations Per Class A Diluted Nonvoting Share Excluding Certain Items (non-GAAP measure)	$0.53	$0.56	$1.93	$2.12

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION

(Dollars in Thousands)	Fiscal 2012					Fiscal 2013
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
SALES TO EXTERNAL CUSTOMERS
Identification Solutions	$163,968	$149,012	$160,481	$160,312	$633,774	$161,244	$166,707	$195,905	$209,576	$733,433
Workplace Safety	109,428	106,040	110,669	108,777	434,914	109,622	104,468	105,066	99,521	418,676
Total Company	273,396	255,052	271,150	269,089	1,068,688	270,866	271,175	300,971	309,097	1,152,109

SALES INFORMATION
Identification Solutions
Organic	5.5%	(0.8)%	2.1%	3.8%	2.7%	0.4%	1.3%	(2.3)%	2.1%	0.3%
Currency	1.7%	(0.8)%	(1.8)%	(5)%	(1.6)%	(2.5)%	(0.5)%	(1)%	0.2%	(0.9)%
Acquisitions	—%	—%	0.3%	0.4%	0.2%	0.4%	11.1%	25.4%	28.4%	16.3%
Total	7.2%	(1.6)%	0.6%	(0.8)%	1.3%	(1.7)%	11.9%	22.1%	30.7%	15.7%

Workplace Safety
Organic	4.4%	(1.1)%	(1.6)%	(1.8)%	(0.2)%	(3.3)%	(7)%	(9)%	(8.6)%	(7)%
Currency	3.7%	(0.3)%	(1.6)%	(6.1)%	(1.2)%	(2.3)%	0.4%	(1.1)%	0.1%	(0.7)%
Acquisitions	1.9%	—%	—%	4.5%	1.6%	5.8%	5.1%	5%	—%	4%
Total	10%	(1.4)%	(3.2)%	(3.4)%	0.2%	0.2%	(1.5)%	(5.1)%	(8.5)%	(3.7)%

Total Company
Organic	5.1%	(0.9)%	0.6%	1.5%	1.5%	(1.1)%	(2.2)%	(5)%	(2.3)%	(2.6)%
Currency	2.4%	(0.6)%	(1.8)%	(5.5)%	(1.4)%	(2.4)%	(0.1)%	(1.1)%	0.3%	(0.9)%
Acquisitions	0.8%	—%	0.2%	2.1%	0.8%	2.6%	8.6%	17.1%	16.9%	11.3%
Total	8.3%	(1.5)%	(1)%	(1.9)%	0.9%	(0.9)%	6.3%	11%	14.9%	7.8%

SEGMENT PROFIT
Identification Solutions	$41,839	$36,844	$40,711	$40,034	$159,427	$43,973	$33,813	$45,967	$47,565	$171,319
Workplace Safety	30,321	28,545	29,141	29,179	117,187	27,829	23,600	23,453	20,360	95,241
Total Company	72,160	65,389	69,852	69,213	276,614	71,802	57,413	69,420	67,925	266,560

SEGMENT PROFIT AS PERCENT OF SALES
Identification Solutions	25.5%	24.7%	25.4%	25%	25.2%	27.3%	20.3%	23.5%	22.7%	23.4%
Workplace Safety	27.7%	26.9%	26.3%	26.8%	26.9%	25.4%	22.6%	22.3%	20.5%	22.7%
Total Company	26.4%	25.6%	25.8%	25.7%	25.9%	26.5%	21.2%	23.1%	22%	23.1%

NET EARNINGS RECONCILIATION
Total segment profit	$72,160	$65,389	$69,852	$69,213	$276,614	$71,802	$57,413	$69,420	$67,925	$266,560
Unallocated Amounts:
Administrative costs	29,415	27,996	25,648	31,039	114,098	29,173	34,513	30,765	27,242	121,693
Restructuring charges	—	—	1,977	4,107	6,084	—	1,933	8,540	15,573	26,046
Impairment charges	—	—	—	—	—	—	—	—	204,448	204,448
Investment and other expense (income)	203	(813)	(1,109)	(362)	(2,082)	(396)	(898)	(1,132)	(1,095)	(3,522)
Interest expense	5,047	4,933	4,735	4,375	19,090	4,163	4,406	4,186	3,886	16,641
Earnings (loss) from continuing operations before income taxes	$37,495	$33,273	$38,601	$30,054	$139,424	$38,862	$17,459	$27,061	$(182,129)	$(98,746)